Exhibit 5.1

        January 31, 2007

MTM Technologies, Inc. 850 Canal Street Stamford, CT 06902

Ladies and Gentlemen:

We have represented MTM Technologies, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of an aggregate amount of 450,000 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company, to be offered and sold by the Selling Securityholders (as defined below). The Shares consist of 450,000 shares of our Common Stock issuable upon exercise of warrants (the “Warrants”) held by Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P., Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund VI, L.P., and CVC Partners II, LLC (collectively the “Investors”). The Investors are referred to herein as the “Selling Securityholders.” The Warrants are outstanding and currently owned by the Selling Securityholders. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In such examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, photostatic or facsimile copies, and the authenticity of originals of such latter documents. Based upon the foregoing, we are of the opinion that as of the date hereof the Shares to be issued in accordance with the terms of the Warrants, have been duly authorized by all necessary corporate action of the Company, and upon issuance, delivery, and payment of the exercise price therefor in the manner contemplated by the Warrants, will be validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

        Very truly yours,

        /s/ Thelen Reid Brown Raysman & Steiner LLP

        THELEN REID BROWN RAYSMAN & STEINER LLP